SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2008
ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama	35209
(Address of Principal Executive Office )	(Zip code)
Registrant’s telephone number, including area code: (205) 877-4400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Item 8.01	Other Events
In response to a recommendation by RiskMetrics Group’s ISS Governance Services, a shareholder advisory service, we are confirming that our Compensation Committee has approved an amendment to ProAssurance’s 2008 Equity Incentive Plan (the “2008 Plan”) that reduces the number of shares of ProAssurance’s common stock reserved for issuance under the plan to 2,000,000 shares. If the 2008 Plan is approved by our stockholders at the annual meeting to be held on May 21, 2008, the amendment to the 2008 Plan will be submitted to our Board of Directors for approval at its meeting to be held immediately after the stockholders meeting. The amendment will be effective immediately upon adoption by the Board of Directors.
The 2008 Plan is described in our proxy statement, dated April 11, 2008, that has been made available to our stockholders in connection with the solicitation of proxies by the Board of Directors for the annual meeting. The description of the 2008 Plan in the proxy statement discloses that there are 3,000,000 shares reserved for issuance under the plan; the amendment to the 2008 Plan will reduce the number of shares reserved under the plan from 3,000,000 to 2,000,000 shares.
We have granted no awards under the 2008 Plan. At March 31, 2008, 1,165,314 shares of our common stock were reserved for possible grant of future awards under terms of the ProAssurance 2004 Equity Incentive Plan. As we disclosed in the proxy statement, we will not grant any further awards from the ProAssurance 2004 Equity Incentive Plan if the 2008 Plan is approved by the stockholders.
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 12, 2008

PROASSURANCE CORPORATION
By:	/s/ Frank B. O’Neil
Frank B. O’Neil
Senior Vice-President

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